UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
_______________________
Date of Report (Date of earliest event reported): February 12, 2020
PLEXUS CORP.
________________________________________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	001-14423	39-1344447
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Plexus Way , Neenah, Wisconsin              54957
(Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, including area code:
(920) 969-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	PLXS	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07    Submission of Matters to a Vote of Security Holders
Plexus Corp. (the “Company”) held its 2020 Annual Meeting of Shareholders on February 12, 2020 (the “Annual Meeting”). Below are the voting results from the Annual Meeting:
Proposal 1:    The 11 individuals nominated by the Board of Directors for election as directors to serve until the Company's next annual meeting were elected by the Company’s shareholders with the following votes:

Director’s Name	Authority Granted to Vote “For”	Authority Withheld
Ralf R. Boër	24,796,355	1,367,211
Stephen P. Cortinovis	25,146,941	1,016,625
David J. Drury	25,196,716	966,850
Joann M. Eisenhart	25,946,529	217,037
Dean A. Foate	25,238,819	924,747
Rainer Jueckstock	25,506,455	657,111
Peter Kelly	25,075,314	1,088,252
Todd P. Kelsey	25,423,046	740,520
Karen M. Rapp	25,828,482	335,084
Paul A. Rooke	25,348,282	815,284
Michael V. Schrock	25,306,236	857,330
* * *
Broker non-votes:    1,726,190 in the case of each director

Proposal 2:     The Company’s shareholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for fiscal 2020 with the following votes:

For: 26,945,120        Against: 942,094        Abstain: 2,542

Broker non-votes: 0

Proposal 3:    The advisory proposal to approve the compensation of the Company’s named executive officers, as disclosed in “Compensation Discussion and Analysis” and “Executive Compensation” in the proxy statement for the Annual Meeting, received the following votes:

For: 24,782,676        Against: 1,332,142        Abstain: 48,748

Broker non-votes: 1,726,190

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2020	PLEXUS CORP.
(Registrant)

By: /s/ Angelo M. Ninivaggi
Angelo M. Ninivaggi
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary